EXHIBIT 99.1
NATIONAL ENERGY GROUP, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

Index to Financial Information:

Unaudited Pro Forma Balance Sheet as of September 30, 2006	3

Unaudited Pro Forma Statements of Operations for the year ended December 31, 2005	4

Unaudited Pro Forma Statements of Operations for the nine months ended September 30, 2006	5

Notes to Unaudited Pro Forma Financial Statements	6
The following unaudited pro forma financial information has been prepared to give effect to the sale of the Company’s membership interest in NEG Holding LLC (“Holding LLC”), the termination of the Company’s management agreements whereby the Company managed the operations of NEG Operating LLC, National Onshore LP and National Offshore LP, and the termination of substantially all of the Company’s employees. The historical financial information for the year ended December 31, 2005 was derived from the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for such period. The historical financial information as of September 30, 2006 and for the nine month period then ended was derived from the Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which include all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company’s financial position and results of operations. The unaudited pro forma financial statements have been prepared for informational purposes only. Such financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the sale of the Company’s membership interest in Holding LLC been completed at the dates assumed (as noted below). In addition, such financial statements do not purport to project the future financial position or results of operations of the Company
The unaudited pro forma statements of operations for the year ended December 31, 2005 and for the nine month period ended September 30, 2006 assumes the above described transactions occurred on January 1, 2005.
The unaudited pro forma balance sheet as of September 30, 2006 assumes the above described transactions occurred on September 30, 2006.

The unaudited pro forma information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, which describe certain estimates and assumptions made in preparing such financial statements and in making the adjustments reflected therein; (ii) the Company’s financial statements as of and for the nine months ended September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006; and (iii) the Company’s financial statements as of and for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-K for such period.

NATIONAL ENERGY GROUP, INC.
UNAUDITED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2006

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,580,269	$112,671,662	(a)(b)	$116,251,931
Accounts receivable-affiliates	1,415,668	(1,415,668	)(b)	—
Other	419,401			419,401

Total current assets	5,415,338	111,255,994		116,671,332

Investment in Holding LLC	150,973,670	(150,973,670	)(a)	—
Deferred tax assets	12,093,956	(12,093,956	)(a)	—

Total assets	$168,482,964	$(51,811,632)		$116,671,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,085,113			$1,085,113
Income tax payable	87,897	$28,288,775	(c)	28,376,672
Accrued interest on senior notes- affiliate	6,657,699	(6,657,699	)(b)	—

Total current liabilities	7,830,709	21,631,076		29,461,785

Long term liabilities
Senior notes- affiliates	148,637,000	(148,637,000	)(a)	—
Deferred gain on senior notes redemption	169,842	(169,842	)(b)	—

Stockholders’ equity
Common stock, $.01 par value, 15,000,000, authorized, 11,190,650 outstanding	111,907			111,907
Additional paid-in capital	123,020,121			123,020,121
Retained earnings (deficit)	(111,286,615)	75,364,134		(35,922,481)

Total stockholders’ equity	11,845,413	75,364,134		87,209,547

Total liabilities and stockholders’ equity	$168,482,964	$(51,811,632)		$116,671,332

See accompanying notes to unaudited pro forma financial statements.

NATIONAL ENERGY GROUP, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Accretion of investment in Holding LLC	$44,306,411	$(44,306,411	)(d)	$—
Management fees from affiliates	14,587,206	(14,587,206	)(e)	—
Interest income and other, net	77,679			77,679

Total revenue	58,971,296	(58,893,617)		77,679

Costs and Expenses
Salaries and wages	8,789,555	(7,514,708	)(e)	1,274,847
Insurance	809,099	(669,247	)(e)	139,852
Rent and utilities	804,353	(363,000	)(e)	441,353
Other general and administrative expenses	4,501,433	(1,345,120	)(e)	3,156,313
Interest expense	13,940,383	(13,940,383	)(f)	—

Total cost and expenses	28,844,823	(23,832,457)		5,012,366

Income (loss) from continuing operations before income taxes	30,126,473	(35,061,160)		(4,934,687)
Income tax expense (benefit)	4,852,353	(6,579,493	)(g)	(1,727,140)

Net Income (loss) from continuing operations	$34,978,826	$(28,481,666)		$(3,207,546)

Earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$2.26			$(0.29)

Weighted average number of common shares outstanding	11,190,650			11,190,650

See accompanying notes to unaudited pro forma financial statements.

NATIONAL ENERGY GROUP, INC.
UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Accretion of investment in Holding LLC	$42,835,228	$(42,835,228	)(d)	$—
Management fees from affiliates	13,149,446	(13,149,446	)(e)	—
Interest income and other, net	46,081			46,081

Total revenue	56,030,755	(55,984,674)		46,081

Costs and Expenses
Salaries and wages	8,912,147	(7,850,574	)(e)	1,061,573
Insurance	774,432	(633,181	)(e)	141,251
Rent and utilities	616,374	(272,250	)(e)	344,124
Other general and administrative expenses	3,185,421	(1,269,164	)(e)	1,916,257
Interest expense	10,455,287	(10,455,287	)(f)	—

Total cost and expenses	23,943,661	(20,480,456)		3,463,205

Income (loss) from continuing operations before income taxes	32,087,094	(35,504,218)		(3,417,124)
Income tax expense (benefit)	2,383,117	(3,579,110	)(g)	(1,195,993)

Net income (loss) from continuing operations	$29,703,977	$(31,925,108)		$(2,221,131)

Earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$2.65			$(0.20)

Weighted average number of common shares outstanding	11,190,650			11,190,652

See accompanying notes to unaudited pro forma financial statements.

NATIONAL ENERGY GROUP, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
NOTE 1. BASIS OF PRESENTATION
On November 21, 2006, National Energy Group, Inc. (“NEGI” or the “Company”) consummated its previously disclosed agreement (the “NEG Oil & Gas Agreement”) dated October 25, 2006 with NEG Oil & Gas LLC (“NEG Oil & Gas”), NEG, Inc. (“IPO Co”) and American Real Estate Holdings Limited Partnership (“AREH”) pursuant to which NEG Oil & Gas purchased the Company’s membership interest in NEG Holding LLC (“Holding LLC”) for cash under the purchase option set forth in Section 5.4 of Holding LLC’s Operating Agreement dated as of May 1, 2001 (the “Holding LLC Operating Agreement”). Under Section 5.4 of the Holding LLC Operating Agreement, NEG Oil & Gas was permitted to purchase the Company’s membership interest in Holding LLC at a price equal to the fair market value of such interest determined as if Holding LLC had sold all of its assets for fair market value and liquidated.
In connection with the foregoing and effective November 21, 2006, (i) the management agreements pursuant to which the Company managed the operations of NEG Operating LLC (“Operating LLC”), National Onshore LP (“National Onshore”) and National Offshore LP (“National Offshore”) were automatically terminated as required by the NEG Oil & Gas Agreement, (ii) the previously announced Agreement and Plan of Merger dated December 7, 2005 (the “Merger Agreement”) among NEGI, NEG Oil & Gas, IPO Co and, for certain purposes, AREH, pursuant to which the Company was to have been merged into IPO Co in connection with its proposed initial public offering, was automatically terminated as required by the NEG Oil & Gas Agreement, (iii) any assets or property of NEG Oil & Gas and its subsidiaries owned by them but in NEGI’s possession (including, without limitation, information technology, software and data relevant to the oil and gas operations of NEG Oil & Gas or its subsidiaries) were transferred and delivered to NEG Oil & Gas or its subsidiaries, as designated by NEG Oil & Gas, as required by the NEG Oil & Gas Agreement, and (iv) most of the Company’s employees became employees of Riata Energy, Inc., currently doing business as SandRidge Energy, Inc., including the following principal officers: Randy Cooley, NEGI’s chief financial officer, as well as Rick Kirby, Kent Lueders, David Rigsby, Jenny Robins, Lori Mauk and Wayne Campbell, each of whom was an NEGI vice president. Bob G. Alexander remains chief executive officer of the Company and the Company’s board of directors remains unchanged.
The unaudited pro forma balance sheet presents the financial position of the Company as of September 30, 2006 assuming the above described transactions had occurred as of that date. The unaudited pro forma statements of operations are presented for the year ended December 31, 2005 and for the nine months ended September 30, 2006, assuming the above described transactions had occurred on January 1, 2005.
NOTE 2. PRO FORMA ADJUSTMENTS
The unaudited pro forma balance sheet reflects (i) the sale of the Company’s interest in Holding LLC and the repayment of its 10.75% senior notes due October 31, 2007 (the “Senior Notes”), with resulting net cash proceeds to the Company of $111,255,994, (ii) settlement of all intercompany amounts for cash, and (iii) recognition of the estimated tax payable associated with the sale. Pro forma adjustments to the balance sheet reflect:
(a)	Receipt of cash consideration of $111,255,994, in exchange for the Company’s membership interest in Holding LLC and settlement of the Senior Notes and accrued interest.

(b)	Collection of all intercompany amounts due.

(c)	Estimated taxes due on sale of the Company’s interest in Holding LLC.
Pro forma adjustments are made to the statements of operations to reflect:
(d)	Adjustment to eliminate accretion income on the Company’s interest in Holding LLC.

(e)	Adjustment to eliminate revenue and expenses related to the management of Operating LLC, National Onshore and National Offshore.

(f)	Elimination of interest expense on the Senior Notes.

(g)	Adjustment to income taxes for the effective tax rate of 35%.